Exhibit 99.1
Direct Digital Holdings Reports Fourth Quarter and Full Year 2025 Financial Results

Fourth Quarter 2025 Buy-side Revenue Increased 28%

Fourth Quarter 2025 Consolidated Revenue Decreased 7%

Reduced Operating Expenses by 12% in Q4 2025 Compared to Q4 2024 and by 18% in FY 2025 Compared to FY 2024

Houston, TX, March 31, 2026 -- Direct Digital Holdings, Inc. (Nasdaq: DRCT) ("Direct Digital Holdings" or the "Company"), a leading advertising and marketing technology platform operating through its companies Orange 142, LLC ("Orange 142") and Colossus Media, LLC ("Colossus SSP"), today announced financial results for the fourth quarter and full year ended December 31, 2025.

Mark D. Walker, Chairman and Chief Executive Officer, commented, “We’re encouraged by our ability to drive double digit growth in the buy-side of our business, driven primarily by new customers and increased demand we’re seeing from new verticals. As we move through 2026, we are strategically shifting our focus on driving digital marketing spend among buy-side and new enterprise customers. To that end, in March of 2026 we launched Ignition+, an AI-enabled programmatic media solution providing enhanced accessibility for large enterprise clients in the buy-side network, while also prioritizing transparency, efficiency, and cost reduction through AI-driven optimization, insights and curation. In connection with this strategic shift, we are currently aggregating our operations to streamline our operating structure and enable us to more efficiently go to market and drive value creation for our shareholders.”

Keith Smith, President, commented, “Our strategic pivot allows us to center our resources to enhance Direct Digital’s buyside presence and drive continued success winning new customers and capturing market share. We look forward to executing on our refocused business model.”

Fourth Quarter 2025 Highlights

•Buy-side advertising segment served about 195 customers in the fourth of 2025.
•Buy-side advertising revenue for the fourth quarter of 2025 included $1.7 million from customers in new verticals, reflecting the Company’s ongoing expansion efforts.
•Processed approximately 85 billion average monthly impressions through the sell-side advertising segment.
•Executing on strategic pivot and reallocating resources to more streamlined and profitable business model focused on buy-side growth.

Fourth Quarter 2025 Financial Results

•Revenue of $8.4 million decreased 7% compared to $9.1 million in the fourth quarter of 2024.
•Buy-side advertising segment revenue of $8.2 million increased 28% compared to $6.4 million in the fourth quarter of 2024.
•Sell-side advertising segment revenue of $0.2 million decreased as compared to $2.7 million in the fourth quarter of 2024, primarily related to a decrease in impression inventory when compared to the fourth quarter of 2024.
•Gross profit was $2.3 million, or 27% of revenue, compared to $2.9 million, or 32% of revenue, in the fourth quarter of 2024.
•Operating expenses of $6.7 million decreased 12% compared to $7.7 million in the fourth quarter of 2024.
•Operating loss was ($4.5 million), compared to ($4.7 million) in the fourth quarter of 2024.
•Net loss was ($12.6 million) compared to net loss of ($6.6 million) in the fourth quarter of 2024.

•Adjusted EBITDA(1) loss was ($3.6 million) in the fourth quarter of 2025 compared to a loss of ($3.4 million) in the fourth quarter of 2024.
•As of December 31, 2025, the Company held cash and cash equivalents of $0.7 million compared to $1.4 million as of December 31, 2024.

Full Year 2025 Financial Results

•Revenue of $34.7 million decreased 44% compared to $62.3 million in full year 2024.
•Buy-side advertising segment revenue of $29.4 million increased 10% compared to $26.6 million in full year 2024.
•Sell-side advertising segment revenue of $5.3 million decreased 85% compared to $35.7 million in full year 2024, primarily related to a decrease in impression inventory when compared to the prior year period.
•Gross profit was $10.4 million, or 30% of revenue, compared to $17.4 million, or 28% of revenue, in full year 2024.
•Operating expenses of $25.2 million decreased $5.4 million, or 18%, compared to $30.6 million in full year 2024.
•Operating loss was ($14.8 million), compared to operating loss of ($13.2 million) in full year 2024.
•Net loss was ($27.7 million) compared to net loss of ($19.9 million) in full year 2024.
•Adjusted EBITDA(1) loss was ($11.1 million) in full year 2025 compared to a loss of ($9.3 million) in full year 2024.

Direct Digital Holdings took several steps throughout 2025 to strengthen its balance sheet and enhance its capital structure and access to capital.

In the third quarter of 2025, the Company announced the issuance of $25 million of a new series of Series A Convertible Preferred Stock, at a premium conversion price of $2.50 per share of Class A Common Stock. The investment was made through the conversion of a portion of existing debt into the new class of perpetual convertible preferred stock. The preferred stock is redeemable in whole or in part at the Company's direction, votes on an as-converted basis with the Class A common stock, and carries a 10% cumulative annual dividend payable if, as and when declared by the Company's board of directors.

In the fourth quarter of 2025, the Company issued an additional $10 million of Series A Convertible Preferred Stock. At the end of October 2025, the Company expanded its Equity Reserve Facility by 50 million shares, approved by stockholders, to a total facility amount of $100 million. The Company raised $7.3 million through the Equity Reserve Facility in the twelve months ended December 31, 2025.

Subsequent to the fourth quarter of 2025, the Company implemented a 55-to-1 reverse stock split of all classes of its common stock. The reverse stock split was approved by Direct Digital Holdings' Board of Directors and subsequently by its stockholders on December 30, 2025, allowing the Company to regain compliance with the Nasdaq minimum bid price and maintain its Nasdaq listing. This listing is a key asset and provides heightened visibility among institutional investors, which is foundational to the Company’s go forward strategy to build and maintain a strengthened investor base.

Diana Diaz, Chief Financial Officer, commented, “We took several steps in the fourth quarter of 2025 and throughout the year to strengthen our balance sheet and enhance our access to capital, successfully returning Direct Digital Holdings to Nasdaq compliance. Revenue growth on the buy-side of our business in 2025 was encouraging, and with the support of our strategic pivot to a more efficient model, we believe that we are well positioned to deliver improved results in 2026.”

Conference Call

Direct Digital Holdings will host a conference call on Tuesday, April 7, 2026, at 5:00 p.m. Eastern Time to discuss the Company’s fourth quarter and full year 2025 financial results. The live webcast and replay can be accessed at https://ir.directdigitalholdings.com/news-events/ir-calendar. Please access the website at least fifteen minutes prior to the call to register, download and install any necessary audio software. For those who cannot access the webcast, a replay will be available at https://ir.directdigitalholdings.com/.

Cautionary Note Regarding Forward Looking Statements

This press release contains forward-looking statements within the meaning of federal securities laws that are subject to certain risks, trends and uncertainties. We use words such as “could,” “would,” “may,” “might,” “will,” “expect,” “likely,” “believe,” “continue,” “anticipate,” “estimate,” “intend,” “plan,” “project” and other similar expressions to identify
(1) “Adjusted EBITDA” and “Adjusted Operating Expenses” are non-GAAP financial measures. The section titled “Non-GAAP Financial Measures” below describes our usage of non-GAAP financial measures and provides reconciliations between historical GAAP and non-GAAP information contained in this press release.

forward-looking statements, but not all forward-looking statements include these words. All of our forward-looking statements involve estimates and uncertainties that could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. Accordingly, any such statements are qualified in their entirety by reference to the information described under the caption “Risk Factors” and elsewhere in our most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (the “Form 10-K”) and subsequent periodic and or current reports filed with the Securities and Exchange Commission (the “SEC”).

The forward-looking statements contained in this press release are based on assumptions that we have made in light of our industry experience and our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. As you read and consider this press release, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties (many of which are beyond our control) and assumptions.

Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect our actual operating and financial performance and cause our performance to differ materially from the performance expressed in or implied by the forward-looking statements. We believe these factors include, but are not limited to, the following: the ability to realize the benefits of our strategic shift to focusing on driving digital marketing spend among buy-side and new enterprise customers; the restrictions and covenants imposed upon us by our credit facilities; the substantial doubt about our ability to continue as a going concern, which may hinder our ability to obtain future financing; our ability to secure additional financing to meet our capital needs; our ability to maintain compliance with the listing standards of the Nasdaq Capital Market; any significant fluctuations caused by our high customer concentration; risks related to non-payment by our clients; reputational and other harms caused by our failure to detect advertising fraud; operational and performance issues with our platform, whether real or perceived, including a failure to respond to technological changes or to upgrade our technology systems; restrictions on the use of third-party “cookies,” mobile device IDs or other tracking technologies, which could diminish our platform’s effectiveness; unfavorable publicity and negative public perception about our industry, particularly concerns regarding data privacy and security relating to our industry’s technology and practices, and any perceived failure to comply with laws and industry self-regulation; our failure to manage our growth effectively; the difficulty in identifying and integrating any future acquisitions or strategic investments; any changes or developments in legislative, judicial, regulatory or cultural environments related to information collection, use and processing; challenges related to our buy-side clients that are destination marketing organizations and that operate as public/private partnerships; any strain on our resources or diversion of our management’s attention as a result of being a public company; the intense competition of the digital advertising industry and our ability to effectively compete against current and future competitors; any significant inadvertent disclosure or breach of confidential and/or personal information we hold, or of the security of our or our customers’, suppliers’ or other partners’ computer systems; as a holding company, we depend on distributions from Direct Digital Holdings, LLC (“DDH LLC”) to pay our taxes, expenses (including payments under the Tax Receivable Agreement) and any amount of any dividends we may pay to the holders of our common stock; any failure by us to maintain or implement effective internal controls or to detect fraud; and other factors and assumptions discussed in our Form 10-K and subsequent periodic and current reports we may file with the SEC.

Should one or more of these risks or uncertainties materialize or should any of these assumptions prove to be incorrect, our actual operating and financial performance may vary in material respects from the performance projected in these forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and except as required by law, we undertake no obligation to update any forward-looking statement contained in this press release to reflect events or circumstances after the date on which it is made or to reflect the occurrence of anticipated or unanticipated events or circumstances, and we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. New factors that could cause our business not to develop as we expect emerge from time to time, and it is not possible for us to predict all of them. Further, we cannot assess the impact of each currently known or new factor on our results of operations or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

About Direct Digital Holdings

Direct Digital Holdings (Nasdaq: DRCT) combines cutting-edge sell-side and buy-side advertising solutions, providing data-driven digital media strategies that enhance reach and performance for brands, agencies, and publishers of all sizes. Our sell-side platform, Colossus SSP, offers curated access to premium, growth-oriented media properties throughout the digital ecosystem. On the buy-side, Orange 142 delivers customized, audience-focused digital marketing and advertising solutions that enable mid-market and enterprise companies to achieve measurable results across a range of platforms, including programmatic, search, social, CTV, and influencer marketing. With extensive expertise in high-growth sectors such as Energy, Healthcare, Travel & Tourism, and Financial Services, our teams deliver performance strategies that connect brands with their ideal audiences.

At Direct Digital Holdings, we prioritize personal relationships by humanizing technology, ensuring each client receives dedicated support and tailored digital marketing solutions regardless of company size. This empowers everyone to thrive by generating billions of monthly impressions across display, CTV, in-app, and emerging media channels through advanced targeting, comprehensive data insights, and cross-platform activation. DDH is "Digital advertising built for everyone.”

CONSOLIDATED BALANCE SHEETS
(in thousands, except share and par value amounts)

	December 31,
	2025	2024
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$728	$1,445
Accounts receivable, net of provision for credit losses of $978 and $344	3,126	4,973
Prepaid expenses and other current assets	890	2,117
Total current assets	4,744	8,535

Property, equipment and software, net	166	341
Goodwill	6,520	6,520
Intangible assets, net	7,852	9,730
Operating lease right-of-use assets	702	832
Other long-term assets	172	48
Total assets	$20,156	$26,006

LIABILITIES AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES
Accounts payable	7,820	7,657
Accrued liabilities	2,164	1,257
Accrued liabilities - related party	3,663	—
Liability related to tax receivable agreement, current portion	41	41
Current maturities of long-term debt	—	3,700
Current maturities of long-term debt - related party	12,003	—
Deferred revenues	513	507
Operating lease liabilities, current portion	221	188
Total current liabilities	26,425	13,350

Long-term debt, net of current portion, deferred financing cost and debt discount	146	31,603
Operating lease liabilities, net of current portion	608	783
Total liabilities	27,179	45,736

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ DEFICIT
Series A Convertible Preferred Stock, $0.001 par value per share, 10,000,000 shares authorized, 27,077 and 0 shares issued and outstanding, respectively	—	—
Class A Common Stock, $0.001 par value per share, 760,000,000 and 160,000,000 shares authorized, respectively, 1,324,307 and 99,100 shares issued and outstanding, respectively	1	—
Class B Common Stock, $0.001 par value per share, 20,000,000 shares authorized, 168,645 and 197,600 shares issued and outstanding	—	—
Additional paid-in capital	25,811	3,786
Accumulated deficit	(27,720)	(8,774)
Noncontrolling interest	(5,115)	(14,742)
Total stockholders’ deficit	(7,023)	(19,730)
Total liabilities and stockholders’ deficit	$20,156	$26,006

CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per-share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
	(unaudited)	(unaudited)
Revenues
Sell-side advertising	$182	$2,659	$5,335	$35,660
Buy-side advertising	8,226	6,424	29,359	26,628
Total revenues	8,408	9,083	34,694	62,288

Cost of revenues
Sell-side advertising	1,103	3,393	8,049	34,063
Buy-side advertising	5,055	2,743	16,226	10,834
Total cost of revenues	6,158	6,136	24,275	44,897
Gross profit	2,250	2,947	10,419	17,391

Operating expenses
Compensation, taxes and benefits	3,585	4,186	14,512	16,402
General and administrative	3,160	3,465	10,662	14,222
Total operating expenses	6,745	7,651	25,174	30,624
Loss from operations	(4,495)	(4,704)	(14,755)	(13,233)

Other income (expense)
Other income	16	9	77	199
Expenses and commitment shares for Equity Reserve Facility	—	(532)	(198)	(532)
Loss on settlement of accounts payable	(267)	—	(267)	—
Loss on debt extinguishment	(3,769)	—	(3,769)	—
Loss on Exit Fee	(3,608)	—	(3,608)	—
Derecognition of tax receivable agreement liability	—	—	—	5,201
Interest expense and amortization of deferred financing cost and debt discount (premium), net	(464)	(1,342)	(5,203)	(5,410)
Total other expense, net	(8,092)	(1,865)	(12,968)	(542)

Loss before income taxes	(12,587)	(6,569)	(27,723)	(13,775)
Income tax expense	—	—	—	6,132
Net loss	(12,587)	(6,569)	(27,723)	(19,907)

Net loss attributable to noncontrolling interest	(925)	(4,388)	(8,777)	(13,671)
Net loss attributable to Direct Digital Holdings, Inc.	$(11,662)	$(2,181)	$(18,946)	$(6,236)

Net loss per common share attributable to Direct Digital Holdings, Inc.:
Basic	$(22.00)	$(29.88)	$(75.79)	$(91.26)
Diluted	$(22.00)	$(29.88)	$(75.79)	$(91.26)

Weighted-average number of shares of common stock outstanding:
Basic	691	73	308	68
Diluted	691	73	308	68

CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	For the Year Ended December 31,
	2025	2024
Cash Flows (Used In) Provided By Operating Activities:
Net loss	$(27,723)	$(19,907)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization of deferred financing cost and debt discount (premium), net	3,162	1,092
Amortization of intangible assets	1,879	1,954
Reduction in carrying amount of right-of-use assets	182	156
Depreciation and amortization of property, equipment and software	262	275
Stock-based compensation	1,470	1,552
Deferred income taxes	—	6,132
Derecognition of tax receivable agreement liability	—	(5,201)
Loss on debt extinguishment	3,769	—
Loss on Exit Fee	3,608	—
Loss on settlement of accounts payable	267	—
Interest paid in kind	1,100	—
Commitment shares and expenses for Equity Reserve Facility	—	532
Provision for credit losses/bad debt expense	6	619
Changes in operating assets and liabilities:
Accounts receivable	1,841	31,615
Prepaid expenses and other assets	(27)	(60)
Accounts payable	911	(26,269)
Accrued liabilities and TRA payable	638	(1,103)
Income taxes payable	(65)	(34)
Deferred revenues	6	126
Operating lease liability	(193)	(127)
Net cash used in operating activities	(8,907)	(8,648)

Cash Flows Used In Investing Activities:
Cash paid for capitalized software and property and equipment	(87)	(17)
Net cash used in investing activities	(87)	(17)

Cash Flows Provided by Financing Activities:
Proceeds from note payable	3,804	4,000
Payments on term loan	—	(373)
Proceeds from lines of credit	—	6,700
Payments on lines of credit	(3,700)	(6,000)
Payment of expenses for Equity Reserve Facility	(198)	(382)
Payment of deferred financing costs	—	(26)
Proceeds from issuance of Class A Common Stock	8,688	1,646
Payments on financed insurance premiums	(317)	—
Payment of tax related to shares withheld upon vesting	—	(878)
Proceeds from options exercised	—	92
Proceeds from warrants exercised	—	215
Net cash provided by financing activities	8,277	4,994

Net decrease in cash, cash equivalents and restricted cash	(717)	(3,671)
Cash and cash equivalents, beginning of the period	1,445	5,116
Cash and cash equivalents, end of the period	$728	$1,445

Supplemental Disclosure of Cash Flow Information:
Cash paid for taxes	$3	$388
Cash paid for interest	$835	$4,300

Non-cash Financing Activities:
Conversion of term loan into preferred stock net of premium	$30,748	$—
Accrued term loan amendment closing fees	$—	$3,000
Settlement of accounts payable through issuance of common stock	$941	$—
Financed insurance premiums	$291	$129
Non-cash funding of debt issuance costs	$63	$—
Accrued dividends	$55	$—
Funding of interest reserve through debt	$—	$2,000
Common stock issued for subscription receivable	$—	$1,362
Issuance of stock in lieu of cash bonus, net of tax withholdings	$—	$906

NON-GAAP FINANCIAL MEASURES

In addition to our results determined in accordance with U.S. generally accepted accounting principles (“GAAP”), including, in particular operating income, net cash provided by operating activities, and net income, we believe that earnings before interest, taxes, depreciation and amortization, as adjusted for stock-based compensation, expenses and commitment shares for the Equity Reserve Facility, losses on debt extinguishment, Exit Fee, settlement of accounts payable and derecognition of tax receivable agreement liability (“Adjusted EBITDA”), a non-GAAP measure, is useful in evaluating our operating performance. The most directly comparable GAAP measure to Adjusted EBITDA is net income. The following table (in thousands) presents a reconciliation of Adjusted EBITDA to net loss for each of the periods presented (unaudited):

NON-GAAP FINANCIAL METRICS
(unaudited, in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Net loss	$(12,587)	$(6,569)	$(27,723)	$(19,907)
Add back (deduct):
Interest expense and amortization of deferred financing cost and debt discount (premium), net	464	1,342	5,203	5,410
Amortization of intangible assets	414	489	1,879	1,954
Stock-based compensation	391	741	1,470	1,552
Loss on settlement of accounts payable	267	—	267	—
Expenses and commitment shares for Equity Reserve Facility	—	532	198	532
Depreciation and amortization of property, equipment and software	47	70	262	275
Loss on debt extinguishment	3,769	—	3,769	—
Loss on Exit Fee	3,608	—	3,608	—
Income tax expense	—	—	—	6,132
Derecognition of tax receivable agreement liability	—	—	—	(5,201)
Adjusted EBITDA	$(3,627)	$(3,395)	$(11,067)	$(9,253)

In addition to operating income and net income, we use Adjusted EBITDA as a measure of operational efficiency. We believe that this non-GAAP financial measure is useful to investors for period-to-period comparisons of our business and in understanding and evaluating our operating results for the following reasons:

•Adjusted EBITDA is widely used by investors and securities analysts to measure a company’s operating performance without regard to items such as depreciation and amortization, interest expense, provision for income taxes, stock-based compensation and certain items such as acquisition transaction costs, losses from financing activities (including debt extinguishment and Exit Fee) and costs for the Equity Reserve Facility that can vary substantially from company to company depending upon their financing, capital structures and the method by which assets were acquired;

•Our management uses Adjusted EBITDA in conjunction with GAAP financial measures for planning purposes, including the preparation of our annual operating budget, as a measure of operating performance and the effectiveness of our business strategies and in communications with our board of directors concerning our financial performance; and

•Adjusted EBITDA provides consistency and comparability with our past financial performance, facilitates period-to-period comparisons of operations, and also facilitates comparisons with other peer companies, many of which use similar non-GAAP financial measures to supplement their GAAP results.

Our use of this non-GAAP financial measure has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our financial results as reported under GAAP.

Contacts:
Investors:
IMS Investor Relations
Walter Frank/Jennifer Belodeau
(203) 972-9200
investors@directdigitalholdings.com